Exhibit 107

FEE TABLES FOR FORMS

F-1, F-3, F-4

S-1, S-3, S-4 and S-11

Calculation of Filing Fee Tables

S-4

(Form Type)

Princeton Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Common	Common, no par value	Rule 457(f)	6,700,000 shares	$29.52	197,784,000	.0000927	$18,334.58

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	X N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					197,784,000		$18,334.58

	Total Fees Previously Paid							None

	Total Fee Offsets							None

	Net Fee Due							X18,334.58